EXHIBIT 99.1

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[AGWAY LOGO]                                          Contact: Stephen H. Hoefer
            NEWS SERVICE                               Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com
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FOR IMMEDIATE RELEASE


                      AGWAY FILES PROPOSED CHAPTER 11 PLAN

          Estimated Range of Aggregate Recoveries for General Unsecured
                             Creditors is 54% to 66%

         Retiree Benefit Claims Proposed for Inclusion in the Company's
                             Overfunded Pension Plan

          Disclosure Statement Hearing Scheduled for February 26, 2004

Syracuse, NY - January 16, 2004 - Agway, Inc. today submitted its proposed Chapter 11 Plan and Disclosure Statement ("Plan") to the U. S. Bankruptcy Court for the Northern District of New York. A Bankruptcy Court hearing has been scheduled for February 26, 2004 at 10:00 a.m. in Utica, NY to determine the adequacy of the information provided in the Disclosure Statement. Until the Bankruptcy Court makes its determination on the Disclosure Statement, the information contained in the Disclosure Statement should not be relied on for any purpose and solicitation of creditors' votes on the Plan is not permitted.

The proposed Plan contemplates two distinct chapter 11 plans - the Agway Chapter 11 Plan that substantively consolidates the Agway, Inc., Agway General Agency, Brubaker Agronomic Consulting Services LLC, Country Best Adams, LLC and Country Best-DeBerry LLC chapter 11 cases, and the FCI Chapter 11 Plan, which pertains solely to Agway's wholly-owned subsidiary Feed Commodities International LLC chapter 11 case.

The Plan is a plan of liquidation that contemplates the sale of all of the company's assets and the distribution of available proceeds to creditors. To date, the company has sold all of its major assets except Agway Feed & Nutrition, which remains for sale.

In the proposed Disclosure Statement, the company estimates recoveries for each Agway and FCI class of claims and equity interests. Among the Agway classes are the following estimated recoveries:

Secured  claims  consist of the claims of various  mortgagees  and other secured
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creditors  of Agway.  As of December  17, 2003,  the company  estimated  allowed claims in this class of approximately $1.5 million. The estimated recovery is 100 percent.

General  unsecured  claims  consist  primarily  of claims of  holders of Agway's
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Subordinated Debt Securities,  suppliers and other vendors.  While the aggregate amount of general unsecured claims timely filed against Agway approximates $1 billion, the company estimates that on completion of the claims resolution



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process the aggregate  amount of allowed  general  unsecured  claims would range from approximately $475 million to $500 million. The estimated aggregate recovery is 54 to 66 percent. The company estimates that when the Plan goes effective, the anticipated initial distribution to holders of general unsecured claims will be in the range of 30 to 40 percent of the amount of their claim. The remaining distributions will be made at the end of each subsequent six-month period or more frequently as cash becomes available for distribution.

Retiree benefit claims consist  primarily of two ancillary pension plan benefits
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(a $5,000 death benefit and a $600 per month  benefit for eligible  under age-65 retirees who previously participated in the company's employee/retiree medical program) and the company-paid over age-65 retiree prescription drug benefit. In
order  to  resolve  the  retiree  benefit  claims,   Agway  intends  to  seek  a
modification of its overfunded pension plan such that, subject to available funding and obtaining requisite governmental approvals, eligible participants in the two ancillary benefits would elect to receive from the pension plan either a lump sum or lifetime annuity generally equal to 62.5 percent of the value of
their  eligible  claim.   Eligible  participants  in  the  over  age-65  retiree
prescription drug program would elect to receive from the pension plan either a lump sum or lifetime annuity generally equal to the greater of $1,350 or the company's cost of the participating beneficiaries' average annual usage (based on the period beginning January 1, 2002 and ending May 31, 2003) multiplied by
2.25. If these proposed modifications to the pension plan cannot be effectuated in whole or in part, then affected prepetition retiree benefit claims will be treated as general unsecured claims.

The company said that the treatment of certain retiree benefit claims was negotiated consensually with the Official Committee of Unsecured Creditors and the Official Committee of Holders of Retiree Benefit Claims ("Retiree Committee"). In addition, the company said that the proposed modifications to the pension plan will have no impact on the ability of the pension plan to meet its vested benefit obligations to employees, former employees and retirees. The Retiree Committee is expected to formally endorse the Plan at or prior to the February 26, 2004 Bankruptcy Court hearing.

Under the United States Bankruptcy Code, equity interests are subordinate to secured and unsecured claims. As such, the company anticipates no recovery for the holders of its preferred and common stock.

With respect to the FCI Chapter 11 Plan, the company said that the estimated recovery for secured claims is 100 percent and the estimated aggregate recovery for general unsecured claims is 95 to 100 percent.

If the Bankruptcy Court approves the adequacy of the Disclosure Statement, a vote solicitation package, including a copy of the Plan, or, if amended, the amended Plan, and a ballot will be mailed to Agway and FCI creditors who are eligible to vote. Those eligible voters will be asked to accept or reject the Plan. At the conclusion of the vote solicitation process, the Court will conduct a plan confirmation hearing, which Agway has requested to be held at the end of March 2004. If creditors accept the Plan, and it is confirmed by the Court, distributions will commence on the date that the Plan goes effective.

In addition to filing the proposed Plan with the Bankruptcy Court, Agway intends
to  file  its  proposed  Plan  with  the  Securities  and  Exchange   Commission
(WWW.SEC.GOV).  If Agway's  Disclosure  Statement  is  approved  for  mailing to
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creditors, it will be made available at WWW.AGWAY.COM.
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Agway,   Inc.  is  an  agricultural   cooperative   owned  by  69,000  Northeast
farmer-members. On October 1, 2002, Agway, Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Forward Looking and Cautionary Statement
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The proposed  Chapter 11 Plan, the  Disclosure  Statement and this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. Agway wishes to caution you that these statements are only estimates and that actual events or results may differ materially as a result of known and unknown risks and uncertainties, including, but not limited to: the outcome of the Company's Chapter 11 process; risks inherent in the Company's Chapter 11 process, such as non-confirmation of the Plan or non-occurrence or delayed occurrence of the
Plan's   effective  date;  the  uncertain   outcome  of  current  and  potential
litigation; the uncertain outcomes of disputed claims; potential environmental liabilities; and the uncertain timing, costs and recovery values involved in the Company's efforts to recover accounts receivable and to liquidate the remaining assets.

The United States Bankruptcy Code (the "Code") does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Neither the Plan nor the Disclosure Statement has been approved by the Bankruptcy Court as containing adequate information under the Code for use in solicitation of acceptances or rejections of the Plan. Accordingly, none of the Plan, the Disclosure Statement or this press release, is intended to be, nor should they in any way be construed as, a solicitation of votes on the Plan. The information contained in the Disclosure Statement should not be relied on for any purpose before a determination by the Bankruptcy Court that the Disclosure Statement contains adequate information.

The information contained in the Plan and Disclosure Statement is not to be used for investment purposes. The Debtors reserve the right to amend or supplement the Plan and Disclosure Statement at a later date.

In addition, Agway refers you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Form 10-K, Form 10-Q and its current reports filed on Form 8-K. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in Agway's projections or forward looking statements.